                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
---------------------

MAX & ERMA'S RESTAURANTS, INC.               For Further Information Contact:
NASDAQ:  MAXE                                William C. Niegsch, Jr.
                                             Exec.Vice President & Chief
                                             Financial Officer
JUNE 12, 2003                                (614) 431-5800
                                             www.maxandermas.com


                         MAX & ERMA'S RESTAURANTS, INC.
                         REPORTS SECOND QUARTER RESULTS

SECOND QUARTER HIGHLIGHTS:

o    REVENUES RISE 8% TO $38.8 MILLION.

o THREE RESTAURANTS OPEN DURING QUARTER; THREE MORE PLANNED FOR THE SECOND HALF OF 2003.

o    SAME-STORE SALES REMAIN SLIGHTLY NEGATIVE DUE TO WEATHER AND ECONOMY.

o A FRANCHISED UNIT OPENS IN CLEVELAND HOPKINS AIRPORT; YEAR-TO-DATE FEES AND ROYALTIES UP 92%.

FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

----------------------------------------------------------------------------------------------------------
                                                 12 WEEKS ENDED                   28 WEEKS ENDED
----------------------------------------------------------------------------------------------------------
                                       5/11/03      5/12/02     % Change   5/11/03    5/12/02    % Change
----------------------------------------------------------------------------------------------------------
                           Revenues    $ 38,801     $ 35,785      +8.4%    $ 88,009   $ 80,280     +9.6%
                   Operating Income    $  1,224     $  1,771     -30.9%    $  2,948   $  3,535    -16.6%
                Income Before Taxes    $    807     $  1,217     -33.7%    $  2,043   $  2,327    -12.2%
                         Net Income    $    650     $    864     -24.8%    $  1,558   $  1,682     -7.4%
Diluted Net Income per Common Share    $   0.25     $   0.34     -26.5%    $   0.59   $   0.65     -9.2%
         Diluted Shares Outstanding       2,609        2,569      +1.6%       2,663      2,604     +2.2%
----------------------------------------------------------------------------------------------------------

COLUMBUS, OHIO, JUNE 12, 2003 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today report second quarter 2003 financial results.

Revenues for the second quarter of 2003 rose 8% to a second quarter record $38.8 million from $35.8 million for the second quarter of 2002. Year-to-date revenues increased 10% to $88.0 million for 2003 from $80.3 million for 2002. Net income and net income per diluted share slipped 25% and 27%, respectively, to $650,000 or $0.25 per diluted share for the second quarter of 2003 from $864,000 or $0.34 per diluted share for the second quarter of 2002. Year-to-date the Company reported net income of $1,558,000 or $0.59 per diluted share as compared to net income of $1,682,000 or $0.65 per diluted share for 2002.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's said the quarter's results were a product of several factors; a same-store sales decline of .8%, sharply higher natural gas prices, escalating employee benefit costs and the opening of three restaurants during the quarter. Mr. Barnum attributed a third of the sales decline to the Valentine's Day weekend snow storm that closed several of the Company's restaurants on the first day of the second quarter. He added that while sales have turned positive early in the third quarter of 2003, he believes that the balance of the same-store sales declines during the second quarter is a result of consumer concerns over the economy.

Mr. Barnum said the Company also made several investments in the future during the first half of 2003, which may have impacted the second quarter's results. He said the Company promoted a third regional vice president, realigned several regional managers and promoted several new general managers, all to strengthen its operating and franchising efforts in the future. Mr. Barnum said these changes may have come with a short-term impact on margins, but he is confident there will be a long-term payback.

Mr. Barnum said the three restaurants opened during the quarter achieved average weekly sales of over $62,000 during the quarter. He added that at that sales level they will all three be solid performers. He noted that the last eight openings have all been above average sales locations. Three additional restaurants were under construction.

Mr. Barnum added that shortly after the end of the quarter, a franchised restaurant opened in the Cleveland Hopkins Airport, the third franchise opening of the year. Mr. Barnum said franchise fees and royalties have risen 92% year-to-date to $638,000 and as many as four additional franchised restaurants could open before year-end or early into fiscal 2004.

Max & Erma's currently owns and operates 70 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor and Grand Rapids, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia and Norfolk, Virginia. The Company also franchises fifteen restaurants in Cleveland, Columbus, Dayton, Wilmington and Sandusky, Ohio, the Ohio Turnpike; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; and Edinburgh, Indiana. Three Company-owned Max & Erma's restaurants were under construction in Columbus, Cincinnati, and Toledo, Ohio,. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

--------------------------------------------------------------------------------
This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.
--------------------------------------------------------------------------------


                        - FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                        May 11,
                                                         2003              October 27,
                                                      (Unaudited)              2002
                                                      ------------        ------------
                                     ASSETS
                                     ------
Current Assets:
Cash                                                  $  2,843,723        $  3,406,702
Inventories                                              1,177,032           1,096,228
Other Current Assets                                     2,246,187           1,146,941
                                                      ------------        ------------
Total Current Assets                                     6,266,942           5,649,871

Property - At Cost:                                     80,666,419          80,116,750
Less Accumulated Depreciation and Amortization          34,985,490          32,423,502
                                                      ------------        ------------
Property - Net                                          45,680,929          47,693,248

Other Assets                                             8,569,807           8,628,311
                                                      ------------        ------------
Total                                                 $ 60,517,678        $ 61,971,430
                                                      ============        ============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

Current Liabilities:
Current Maturities of Long-Term Obligations           $  2,624,970        $  2,548,008
Accounts Payable                                         4,822,756           4,596,833
Accrued Payroll and Related Taxes                        2,852,977           2,877,095
Accrued Liabilities                                      3,024,444           3,729,604
                                                      ------------        ------------
Total Current Liabilities                               13,325,147          13,751,540

Long-Term Obligations - Less Current Maturities         33,933,720          36,862,008

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
   Authorized 500,000 Shares - none outstanding
Common Stock - $.10 Par Value;
   Authorized 5,000,000 Shares,
   Issued and Outstanding 2,471,506 Shares
   at 5/11/03 and 2,346,798 Shares at 10/27/02             247,151             234,680
Additional Capital                                         307,578                  --
Accumulated Other Comprehensive Loss                      (761,831)           (794,290)
Retained Earnings                                       13,465,913          11,917,492
                                                      ------------        ------------
Total Stockholders' Equity                              13,258,811          11,357,882
                                                      ------------        ------------
Total                                                 $ 60,517,678        $ 61,971,430
                                                      ============        ============

                         MAX & ERMA'S RESTAURANTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                          Twelve Weeks Ended             Twenty-eight Weeks Ended
                                          ------------------             ------------------------
                                      May 11,           May 12,           May 11,          May 12,
                                       2003              2002              2003             2002
                                   -----------       -----------       -----------       -----------

REVENUES:                          $38,801,416       $35,785,061       $88,009,019       $80,279,643

COSTS AND EXPENSES:
Costs of Goods Sold                  9,667,975         8,870,623        21,579,993        19,904,162
Payroll and Benefits                12,892,380        11,589,189        28,764,049        25,878,722
Other Operating Expenses            12,040,253        10,485,564        27,487,274        24,290,139
Pre-Opening Expenses                   166,361            68,494           367,498           255,928
Administrative Expenses              2,809,986         3,000,185         6,862,181         6,415,267
                                   -----------       -----------       -----------       -----------
Total Operating Expenses            37,576,955        34,014,055        85,060,995        76,744,218
                                   -----------       -----------       -----------       -----------
Operating Income                     1,224,461         1,771,006         2,948,024         3,535,425
Interest Expense                       398,379           535,213           886,098         1,169,858
Minority Interest in Income
  of Affiliated Partnerships            19,251            19,252            19,251            38,503
                                   -----------       -----------       -----------       -----------

INCOME BEFORE INCOME TAXES             806,831         1,216,541         2,042,675         2,327,064
INCOME TAXES                           157,000           353,000           485,000           645,000
                                   -----------       -----------       -----------       -----------
NET INCOME                         $   649,831       $   863,541       $ 1,557,675       $ 1,682,064
                                   ===========       ===========       ===========       ===========

NET INCOME PER SHARE:
   Basic                           $      0.26       $      0.37       $      0.64       $      0.72
                                   ===========       ===========       ===========       ===========
   Diluted                         $      0.25       $      0.34       $      0.59       $      0.65
                                   ===========       ===========       ===========       ===========

SHARES OUTSTANDING:
   Basic                             2,470,907         2,310,402         2,421,500         2,344,552
                                   ===========       ===========       ===========       ===========
   Diluted                           2,609,337         2,569,453         2,662,551         2,603,646
                                   ===========       ===========       ===========       ===========